As filed with the Securities and Exchange Commission on August 27, 2004.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

TELIK, INC.

(Exact name of registrant as specified in its charter)

Delaware	93-0987903
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3165 Porter Drive, Palo Alto, CA 94304

(650) 244-9303

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2000 Employee Stock Purchase Plan

2000 Equity Incentive Plan

Michael M. Wick, M.D., Ph.D.

President, Chief Executive Officer and Chairman of the Board

Telik, Inc.

3165 Porter Drive, Palo Alto, CA 94304

(650) 244-9303

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Suzanne Sawochka Hooper, Esq.

Cooley Godward LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306

(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Stock Options and Common Stock (par value $.01 per share)(2)	1,891,411 shares	$18.425	$34,849,248	$4,416

(1)	1,741,411 shares to be registered pursuant to the 2000 Equity Incentive Plan and 150,000 shares to be registered pursuant to the 2000 Employee Stock Purchase Plan. Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover any additional shares of common stock which become issuable under the Plans set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration that results in an increase in the number of shares of Registrant’s outstanding common stock.

(2)	Each share of the Registrant’s common stock being registered hereunder, if issued prior to the termination by the Registrant of its preferred share rights agreement, includes Series A junior participating preferred stock purchase rights. Prior to the occurrence of certain events, the Series A junior participating preferred stock purchase rights will not be exercisable or evidenced separately from the Registrant’s common stock and have no value except as reflected in the market price of the shares to which they are attached.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) promulgated under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s common stock as reported on the Nasdaq National Market on August 24, 2004, in accordance with Rule 457(c) promulgated under the Securities Act. The registration fee is calculated as follows:

Title of securities to be registered	Amount to be registered	Offering price per share	Aggregate offering price
Common Stock, $.01 par value, reserved for future grant under the 2000 Equity Incentive Plan	1,741,411	$18.425	$32,085,498
Common Stock, $.01 par value, reserved for future issuance under the 2000 Employee Stock Purchase Plan	150,000	$18.425	$2,763,750
Proposed Maximum Aggregate Offering Price	—	—	$34,849,248
Registration Fee	—	—	$4,416

Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional: (i) 150,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2000 Employee Stock Purchase Plan; and (ii) 1,741,411 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2000 Equity Incentive Plan.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The contents of the Registration Statements on Form S-8 relating to the Registrant’s 2000 Employee Stock Purchase Plan and the Registrant’s 2000 Equity Incentive Plan (File Nos. 333-44826 and 333-58020) previously filed with the Securities and Exchange Commission on August 30, 2000 and March 30, 2001, respectively, are incorporated herein by reference.

Item 8.	EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

4.1	Specimen Common Stock Certificate. (1)

4.2	Amended and Restated Registration Rights Agreement, dated March 31, 2000, between the Registrant and holders of the Registrant’s Series B, Series E, Series F, Series G, Series H, Series I, Series J and Series K preferred stock. (1)

4.3	Rights Agreement dated November 2, 2001, by and between the Registrant and Wells Fargo Bank Minnesota, N.A., replaced by EquiServe Trust Company, N.A. as Rights Agent. (2)

4.4	Registrant’s Certificate of Designation of Series A Junior Participating Preferred Stock. (2)

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature page to this Registration Statement.

99.1	2000 Equity Incentive Plan.(3)

99.2	2000 Employee Stock Purchase Plan.(3)

(1)	Incorporated by reference to exhibits to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 4, 2000, as amended (File No. 333-33868).

(2)	Incorporated by reference to exhibits to the Registrant’s Current Report on Form 8-K dated November 2, 2001 filed with the Securities and Exchange Commission on November 5, 2002 (File No. 000-31265).

(3)	Incorporated by reference to the Registrant’s Registration Statement on Form S-8 (File No. 333-44826) filed with the Securities and Exchange Commission on August 30, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on August 27, 2004.

Telik, Inc.

By:	/s/ Michael M. Wick
Michael M. Wick, M.D., Ph.D. President, Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael M. Wick, MD, PhD, and Cynthia M Butitta, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, or his, substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL M. WICK, MD, PHD Michael M. Wick, MD, PhD	Chief Executive Officer and Director (Principal Executive Officer)	August 26, 2004

/s/ CYNTHIA M. BUTITTA Cynthia M. Butitta	Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	August 26, 2004

/s/ EDWARD W. CANTRALL, PHD Edward W. Cantrall, PhD	Director	August 26, 2004

/s/ MARY ANN GRAY, PHD Mary Ann Gray, PhD	Director	August 26, 2004

Robert W. Frick	Director

/s/ STEVEN R. GOLDRING, MD Steven R. Goldring, MD	Director	August 26, 2004

/s/ RICHARD B. NEWMAN, ESQ. Richard B. Newman	Director	August 26, 2004

/s/ STEFAN RYSER, PHD Stefan Ryser, PhD	Director	August 26, 2004

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1	Specimen Common Stock Certificate. (1)

4.2	Amended and Restated Registration Rights Agreement, dated March 31, 2000, between the Registrant and holders of the Registrant’s Series B, Series E, Series F, Series G, Series H, Series I, Series J and Series K preferred stock. (1)

4.3	Rights Agreement dated November 2, 2001, by and between the Registrant and Wells Fargo Bank Minnesota, N.A., replaced by EquiServe Trust Company, N.A. as Rights Agent. (2)

4.4	Registrant’s Certificate of Designation of Series A Junior Participating Preferred Stock. (2)

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature page to this Registration Statement.

99.1	2000 Equity Incentive Plan.(3)

99.2	2000 Employee Stock Purchase Plan.(3)

(1)	Incorporated by reference to exhibits to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 4, 2000, as amended (File No. 333-33868).

(2)	Incorporated by reference to exhibits to the Registrant’s Current Report on Form 8-K dated November 2, 2001 filed with the Securities and Exchange Commission on November 5, 2002 (File No. 000-31265).

(3)	Incorporated by reference to the Registrant’s Registration Statement on Form S-8 (File No. 333-44826) filed with the Securities and Exchange Commission on August 30, 2000.